Exhibit 10.4

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") dated as of the 28th day of September,  2009, is by and between PokerTek, Inc., a North Carolina corporation (the “Seller”) and ICP Electronics, Inc., a corporation organized and existing under the laws of Taiwan (hereinafter referred to as the “Purchaser”), all of whom execute and deliver this Agreement based on the following:

Recitals:

WHEREAS, the Seller desires to issue to Purchaser a certain number of shares of common stock, no par value (the “Common Stock”) of Seller (the “Shares”) at the price agreed upon herein in payment for product and services rendered or to be rendered.

WHEREAS, it is the intention of the parties that the Purchaser never owns more than 5% of the issued and outstanding shares of Common Stock of Seller;

WHEREAS, there were 13,741,432 issued and outstanding shares of Common Stock as of September 25, 2009 including shares being issued in connection with the Company’s Private Placement and Debt Conversion transactions having taken place in September 2009.;

WHEREAS, the respective parties deem the purchase of the Shares to be mutually desirable;

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such purchase, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES; CLOSING

1.01           Purchase and Sale of the Shares.
Subject to the further conditions of this Agreement and the accuracy of the representations and warranties contained herein, on the Closing Date (as defined below) (a) Purchaser agrees to purchase from Seller, and Seller agrees to issue and sell to the Purchaser, the Shares.  The Shares will at no time represent more than 5.0% of the issued and outstanding shares of Common Stock of the Seller.

1.02           Consideration.
As mentioned above, the purchase price for the Shares shall represent payment for goods and services rendered or to be rendered.

1.03           The Closing
The parties agree that the Consideration and the corresponding number of the Shares delivered by the Seller shall be non-refundable.  In the event that the Closing (as hereafter defined) does not occur prior to September 30, 2009, any party may terminate this Agreement upon notice to the other parties, in which event the parties shall have no further obligations to each other.  In the event of termination, each party shall bear its own costs. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on September 18, 2009 (the “Closing Date”) at the offices of Martin & Pritchett, P.A., 17115 Kenton Drive, Suite 202A, Cornelius, North Carolina, or at such other location as may be agreed to by the parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants to the Purchaser, as follows:

2.01           Organization.
Seller is, and will be at the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Seller’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02           Approval of Agreement; Enforceability.
Seller has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of Seller has authorized and approved the execution, delivery, and performance of this Agreement.  This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

2.03           Capitalization.
The authorized capitalization of Seller consists of 100,000,000 shares of common stock, no par value, of which 13,762,886 issued and outstanding shares of Common Stock as of September 25, 2009 including shares being issued in connection with the Company’s Private Placement and Debt Conversion transactions having taken place in September 2009.  There are also 5,000,000 authorized shares of preferred stock, no par value, and no shares of preferred stock are issued and outstanding. All of the outstanding shares of Seller are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person.  There are no dividends due, to be paid or in arrears with respect to any of the capital stock of Company.

2.04           Financial Statements.
(i)  Seller has previously delivered to the Purchaser an audited balance sheet of Seller as of December 31, 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal year ended December 31, 2008, including the notes thereto, and an unaudited balance sheet of Seller as of June 30 , 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the quarter ended June 30, 2009, including the notes thereto (collectively, the “Seller Financial Statements”).

(ii)  The Seller Financial Statements delivered pursuant to Section 2.04(i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Seller Financial Statements present fairly, in all material respects, as of the Closing Date, the financial position of Seller. Seller will not have, as of the Closing Date, any liabilities, obligations or claims against it (absolute or contingent), and all assets reflected on the Seller Financial Statements present fairly the assets of Seller in accordance with generally accepted accounting principles.

(iii)  Seller has filed or will file on or prior to the Closing Date its tax returns required to be filed for its two most recent fiscal years and will pay all taxes due thereon.  All such returns and reports are accurate and correct in all material respects.  Seller has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the Closing Date and all such dates and years and periods prior thereto and for which Seller may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Seller, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Seller has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Seller, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Seller.

2.05           Information.
The information concerning Seller set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Seller shall cause the information delivered by it pursuant hereto to the Purchaser to be updated after the date hereof up to and including the Closing Date.

2.06           Absence of Certain Changes or Events.
Except as set forth in this Agreement, since the date of the most recent Seller balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

(a)  There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Seller; or (ii) any damage, destruction, or loss to Seller (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of Seller;

(b)  Seller has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Seller; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)  Seller has not: (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof,  except  for employee stock options which have been granted during September 2009; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business and loans from its officers for the purpose of paying its costs of operation; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Seller balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Seller; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with the share exchange agreement to be entered into with the Purchaser and its affiliates, and Seller and its affiliate.

(d)  Seller has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Seller.

2.07           Litigation and Proceedings.
There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, or to the best knowledge of Seller, threatened by or against Seller or adversely affecting Seller or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Seller is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality, except for Feldman vs PokerTek, which was filed in the state of Nevada on August 26, 2009.

2.08           Compliance With Laws; Government Authorization.
(a) Seller has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws, except where the failure to so comply would not have a material adverse effect on the business or financial condition of Seller.  To the best knowledge of Seller, it is not under investigation by any federal, state, county or local authorities, including the Commission. Seller has not received notification from any federal, state, county, or local authorities, including the Commission, that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against Seller and its officers, directors and beneficial owners.

(b)  Seller has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Seller of this Agreement.

2.09           Securities and Exchange Commission Compliance of Seller.
Seller has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all material respects with Rule 14(a) and 14(c) of the Exchange Act, and with Sections 13 and 15(d) of the Exchange Act, and to the best knowledge of Seller, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

2.10           No Contract Defaults.
Seller is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment.

2.11           No Conflict With Other Instruments.
The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Seller is a party or to which any of its properties or operations are subject.

2.12           Subsidiary.
Seller does not own beneficially or of record, any equity securities in any other entity, other than PokerTek Canada, Inc., its wholly owned subsidiary.  Seller does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13           Seller Documents.
The Seller has delivered to the Purchaser copies of the following documents of Seller, which are collectively referred to as the "Seller Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Seller as complete, true, and accurate:

(a)  A copy of the Articles of Incorporation and Bylaws of Seller in effect as of the date of this Agreement;

(b)  A copy of resolutions adopted by the board of directors of Seller approving this Agreement and the transactions herein contemplated;

(c)  A document setting forth a description of any material adverse change, if any, in the business, operations, property, inventory, assets, or condition of Seller since the most recent Seller balance sheet required to be provided pursuant to Section 2.04 hereof, updated to the Closing Date;

2.14           Listing on NASDAQ Capital Market.
Seller’s Common Stock is listed on the NASDAQ’s Capital Market and the Seller will use its best efforts to retain such listing in good standing  until the closing of the transactions contemplated herein, without there being imposed any warning or limitation by NASDAQ such as a non-compliance event or citation with respect to NASDAQ’s listing requirements.  On September 15, 2009 Seller received a notice from The NASDAQ Stock Market indicating that the closing bid price of its common stock had fallen below $1.00 for the 30 consecutive business days from August 5, 2009 to September 14, 2009, and therefore, the Company was not in compliance with NASDAQ Listing Rule 5550(a)(2) as of September 14, 2009. NASDAQ provides an automatic 180 day grace period, through March 15, 2010, to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days.  At that time, if the company has not regained compliance, it may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market, or it may appeal to the NASDAQ Listing Qualifications panel, or it may file a plan to regain compliance.

2.15           Ownership of the Shares.
The Seller owns the Shares free and clear of any liens or encumbrances of any kind or nature except for any applicable federal and state securities law restrictions such as those imposed by Rule 144.  At the Closing, the Seller will deliver good and marketable title to the Shares to the Purchaser.

The Purchaser acknowledges and agrees that the Seller does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.01 to Section 2.15.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

3.01           Authority; Enforceability.

The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by  the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.02           Investment Intent.
The Purchaser understands that the Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and it is acquiring the Shares as principal for its own account for investment purposes and not for distribution.

3.03           No Conflicts.
Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject.

3.04           No Advice.
The Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.05           No Litigation, Etc.
There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

3.06           Approvals.
The execution, delivery and performance by the Purchaser of this Agreement, and the consummation of the transactions set forth herein require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, by the Purchaser other than (i) the filing by the Purchaser with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) any filings required by the securities or blue sky laws of the various states, if applicable.

3.07           Regulation S Representations, Warranties and Covenants; Accredited Investor Status
(a) The Purchaser represents and warrants to, and covenants with, Seller as follows:

(1)
The Purchaser is not a U.S. person and is not acquiring the shares of common stock of Seller for the account or for the benefit of any U.S. person and is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act.

(2)
The Purchaser agrees to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(3)	The Purchaser agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
(4)
The Purchaser consents to the certificate for the shares of common stock of Seller to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act.

(5)
The Purchaser acknowledges that Seller will refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(6)
The Purchaser covenants and represents and warrants in favor of the Seller that all of the representations and warranties set forth herein shall be true and correct at the time of the Closing as if made on that date.

(b)    The Purchaser represents and warrants to, and covenants with, Seller that Purchaser is an “accredited investor" within the meaning of such term under paragraph (a) of Rule 501 of Regulation D under the Act.  Specifically, the Purchaser represents and warrants to, and covenants with, Seller, that the Purchaser is “any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Nevada or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.”

3.08           The Purchaser has been furnished with and has carefully read the periodic reports on Forms 10-K, 10-Q and 8-K filed by Seller with the Securities and Exchange Commission during the preceding three years.  With respect to individual or partnership tax and other economic considerations involved in this investment, the Purchaser confirms that it is not relying on the Seller or Seller (or any agent or representative of the Company).  The Purchaser has carefully considered and has, to the extent such Purchaser believes such discussion necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Shares for the Purchaser’s particular tax and financial situation.

3.09           The Purchaser has had an opportunity to inspect relevant documents relating to the organization and business of Seller.  The Purchaser acknowledges that all documents, records and books pertaining to this investment which the Purchaser has requested have been made available for inspection by the Purchaser and his respective attorney, accountant or other adviser(s).

3.10           The Purchaser and/or its respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of Seller concerning the transactions contemplated by this Agreement.

3.11           The Purchaser confirms that it is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.12           The Purchaser, by reason of the Purchaser’s business or financial experience, has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement.

3.13           Except as set forth in this Agreement, the Purchaser represents that no representations or warranties have been made to it by the Seller, Seller, or any officer director, agent, employee, or affiliate of Seller,, and the Purchaser has not relied on any oral representation by Seller or by any officer, director or agent of Seller in connection with its decision to enter into this Agreement.

3.14           The Purchaser represents that neither it nor any of the directors, officers, managers, members, trustees or affiliates or any affiliated companies is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Act.

3.15           The Purchaser has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

3.16           The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to use the information made available to it in connection with the transaction to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

3.17           The Purchaser acknowledges that the Shares have not been registered under the Act or under securities legislation of any other state or country.  The Purchaser understands further that in absence of an effective registration statement, the Shares can only be sold pursuant to some exemption from registration.

3.18           The Purchaser recognizes that an investment in the Shares involves substantial risks.  The Purchaser acknowledges that it has reviewed the risk factors identified in the periodic reports filed by Seller with the Securities and Exchange Commission. The Purchaser further confirms that it is aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

3.19           The Purchaser acknowledges that each stock certificate representing the Shares shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S,  AND HAVE NOT BEEN REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT, SOLD TRANSFERRED OR OTHERWISE DISPOSED OF PURSUANT TO REGULATION S OR  PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THE HOLDER AGREES THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS IN CONTRAVENTION OF REGULATION S.

The Seller acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.01 to Section 3.19.

ARTICLE IV
CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE

The obligations of Purchaser under this Agreement are subject to the fulfillment of the following conditions at, or prior to, the Closing Date.

4.01           Accuracy of Representations. The representations and warranties made by Seller in this Agreement were true when made and shall be true at the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

4.02           No Litigation.
As of the Closing, there shall not be pending any litigation to which Seller, the Seller and the Purchaser is a party and which is reasonably likely to have a material adverse effect on the business of Seller or the contemplated transactions. Refer to item 2.07 above.

4.03           Seller’s Outstanding Capital Stock at Closing.
As of the Closing, the total outstanding capital stock of Seller shall consist of 11,021,429 shares of common stock.

4.04           No Material Adverse Change.
There shall not be any change in, or effect on, Seller’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Seller which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of Seller or to the transactions contemplated by this Agreement.

4.05           Seller’s NASDAQ Capital Market Listing
As of the Closing, the common stock of Seller shall be listed on NASDAQ’s Capital Market without any restriction or limitation being imposed by NASDAQ.  Refer to item 2.14 above.

4.06            Good Standing.
Purchaser shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that Seller is in good standing as a corporation in the State of North Carolina.

4.07            Other Items.
Purchaser shall have received from the Seller such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as Purchaser may reasonably request.

ARTICLE V
CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO CLOSE

        The obligations of the Seller under this Agreement are subject to the fulfillment of the following conditions at or prior to the Closing Date.

5.01           Accuracy of Representations.
The representations and warranties made by Purchaser in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Purchaser shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.  Seller shall be furnished with certificates, signed by the Purchaser and dated the Closing Date, to the foregoing effect.

5.02           Purchaser’s Certificates.
The Seller shall have been furnished with a certificate dated the Closing Date and signed by the  Purchaser to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of such person, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, the certificate shall represent, to the best knowledge of the Purchaser, that:

(a)  This agreement has been duly approved by the Purchaser and has been duly executed and delivered in the name and on behalf of the Purchaser.

(b)  Except as provided or permitted herein, there have been no material adverse changes in the Purchaser up to and including the date of the certificate;

(c)  All material conditions required by this Agreement have been met, satisfied, or performed by the Purchaser;

(d)  All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of this Agreement and related documents by the Purchaser have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e)  There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against the Purchaser wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of the Purchaser,  for the transactions contemplated herein, or any material agreement or instrument by which the Purchaser is bound.

5.03           No Litigation.
As of the Closing, there shall not be pending any litigation to which Purchaser, or the Seller is a party and which is reasonably likely to have a material adverse effect on the business of the Purchaser or the contemplated transactions.

5.04           No Material Adverse Change.
There shall not be any change in, or effect on, the Purchaser’s or Seller’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Seller which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of the Purchaser or Seller or to the transactions contemplated by this Agreement.

5.05           Other Items.
The Seller shall have received from the Purchaser such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as Seller may reasonably request.

ARTICLE VI
INDEMNIFICATION

6.03           Indemnification by the Seller.
The Seller will indemnify and hold harmless the Purchaser, and each person, if any, who controls the Purchaser within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties of Seller set forth herein; or (ii) the breach of any covenant or agreement of Seller set forth herein.  The indemnity set forth herein shall survive the consummation of all of the transactions herein for a period of one year.

6.04           Indemnification by the Purchaser.
The Purchaser will indemnify and hold harmless the Seller, and each person, if any, who controls the Seller within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties of the Purchaser set forth herein; or (ii) the breach of any covenant or agreement of Purchaser set forth herein.  The indemnity set forth herein shall survive the consummation of all of the transactions herein for a period of one year.

ARTICLE VII
MISCELLANEOUS PROVISIONS

6.01           Abandonment of Agreement.
This Agreement may be terminated and the transaction hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by a party by (a) the mutual consent of the parties, (b) by Purchaser, if any condition to his obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by him and (c) by the Seller, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by him.

6.02           Liability.
In the event this Agreement is terminated pursuant to Section 6.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred.

6.03           Survival of Representations and Warranties.
Seller and the Purchaser agree all representations and warranties contained herein or made hereunder shall survive until the first anniversary of the closing, except that any breach disclosed in writing to either party prior to the closing is waived by such party if it elects to close notwithstanding such breach.

6.04           Governing Law.
This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

6.05           Entire Agreement.
This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

6.06           Successors and Assignment.
This Agreement shall be binding upon and insure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

6.07           No Third Party Beneficiaries.
This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

6.08           Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

6.09           Section Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:
ICP Electronics, Inc.

By            /s/ Jordan Jiang
Name:      Jordan Jiang
Title:       General Manager

SELLER:
PokerTek, Inc.

By            /s/ Mark Roberson
Name:      Mark Roberson
Title:       Acting CEO & CFO

SCHEDULE A

INVENTORY TO BE PURCHASED

As payment for outstanding invoices totaling $77,115, Seller shall deliver 85,683 shares of common stock.  In addition, Seller shall deliver 34,317 shares of common stock as pre-payment for $30,885 of engineering, production and other services to be performed by Buyer at Sellers direction.

The purchase price of the Seller’s shares amounts to $0.90 per share.

The balance of Sellers inventory commitment shall be amortized over a 24 month period, with payments of $39,389 per month beginning on October 10, 2009.

It is contemplated that additional shares may be issued at later date(s) only if such transactions can be consummated without causing Purchasers’ total ownership percentage to exceed 5.0% of the issued and outstanding shares of Common Stock of the Seller.